EXHIBIT 99

For Immediate Release	Contact: Karen A. Warren (Investor Relations)
April 24, 2006	401-727-5401
Wayne S. Charness (News Media)
401-727-5983

Hasbro Reports First Quarter Results

Highlights

•

Net revenues were up 3%, to $468.2 million compared to $454.9 million a year ago;

•

Net loss of ($0.03) per diluted share which includes stock-based compensation expense, net of tax, of ($0.02) per share under SFAS 123R; this compares to a prior year net loss of ($0.02) per diluted share, which would have been ($0.04) per diluted share if the Company had recorded compensation expense of ($0.02) as disclosed under SFAS 123;

•

North American segment net revenues were up 7%, reflecting growth in LITTLEST PET SHOP, MAGIC: THE GATHERING, NERF, PLAYSKOOL, TRANSFORMERS, SUPERSOAKER and board games;

•

Repurchased 4.5 million shares of common stock at a cost of $93.7 million.

Pawtucket, RI (April 24, 2006) -- Hasbro, Inc. (NYSE: HAS) today reported first quarter results.  Worldwide net revenues for the quarter were $468.2 million, which included an $8.7 million negative impact of foreign exchange, compared to $454.9 million a year ago.  The Company reported a net loss of ($4.9) million or ($0.03) per diluted share, which includes stock-based compensation expense of $4.1 million or ($0.02) per diluted share, net of tax, due to the required implementation of SFAS 123R.  Net earnings (loss) prior to fiscal 2006 did not include stock-based compensation expense.  Including the stock-based compensation expense previously disclosed in Hasbro’s financial statement footnotes, the net loss for the first quarter of fiscal 2005 would have been ($7.2) million or ($0.04) per diluted share.  In the first quarter of 2005 the net loss on a reported basis, which does not include the effect of stock-based compensation expense, was ($3.7) million or ($0.02) per diluted share.  Please refer to the tables attached to this press release for 2005 quarterly results that have been adjusted to include the effect of stock-based compensation expense.  The tables also present the Company’s major segment results for 2005 adjusted to include the impact of stock-based compensation as disclosed under SFAS 123.

“We are pleased with our first quarter performance.  Worldwide revenues were up 3% and 5% on a constant dollar basis.  We are particularly pleased with the performance of our North American segment where revenues grew 7%, driven in part by strong performance in our board game business which was up 11%,” said Alfred J. Verrecchia, President and Chief Executive Officer.

North American segment revenues, which includes all of the Company’s toys and games business in the United States, Canada, and Mexico, for the quarter were $310.3 million, an increase of 7% compared to $288.7 million in 2005.  The results reflect growth in PLAYSKOOL, MAGIC: THE GATHERING, LITTLEST PET SHOP, NERF, TRANSFORMERS, SUPERSOAKER and board games that was partially offset by an anticipated decline in STAR WARS.  The North American segment reported an operating profit of $4.8 million, compared to $4.6 million last year, which has been adjusted to include the impact of stock-based compensation as disclosed under SFAS 123.

International segment revenues for the quarter were $145.5 million, a decrease of 5% compared to $153.1 million in 2005.  The revenues include a negative foreign exchange impact of approximately $10.4 million.  Absent this impact, revenues increased 2% for the quarter to $155.9 million.  The results also reflect strong performance from MONOPOLY, LITTLEST PET SHOP and PLAYSKOOL that was partially offset by declines in STAR WARS and trading card games.  The International segment reported an operating loss of ($8.3) million for the quarter, compared with ($7.9) million in 2005, as adjusted to include the impact of stock-based compensation as disclosed under SFAS 123.

“I am pleased that due to our strong cash position we can continue to return cash to shareholders,” said David Hargreaves, Chief Financial Officer.  “During the quarter the board of directors again increased the dividend and we spent $93.7 million to repurchase 4.5 million shares of common stock as part of our $350 million share buyback program.”

The Company will web cast its first quarter earnings conference call at 9:00 a.m. Eastern Standard Time today. Investors and the media are invited to listen at http://www.hasbro.com (select "Corporate Info" from the home page, click on "Investor Information," and then click on the web cast microphone).

Hasbro is a worldwide leader in children's and family leisure time entertainment products and services, including the design, manufacture and marketing of games and toys ranging from traditional to high-tech.  Both internationally and in the U.S., its PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, TIGER, and WIZARDS OF THE COAST brands and products provide the highest quality and most recognizable play experiences in the world.

Certain statements contained in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "could," "expect," "intend," "look forward," "may," "planned," "potential," "should," "will" and "would." Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the Company's ability to manufacture, source and ship new and continuing products on a timely basis and the acceptance of those products by customers and consumers at prices that will be sufficient to profitably recover development, manufacturing, marketing, royalty and other costs of products; economic and public health conditions in the various markets in which the Company and its customers and suppliers operate throughout the world, including factors which impact the retail market or consumer demand, the Company's ability to manufacture and deliver products, higher fuel and other commodity prices, higher transportation costs and potential transportation delays, currency fluctuations and government regulation; the concentration of the Company's customers; the inventory policies of retailers, including the concentration of the Company's revenues in the second half and fourth quarter of the year, together with increased reliance by retailers on quick response inventory management techniques, which increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve tight and compressed shipping schedules; work stoppages, slowdowns or strikes, which may impact the Company's ability to manufacture or deliver product; the bankruptcy or other lack of success of one of the Company's significant retailers which could negatively impact the Company's revenues or bad debt exposure; the impact of competition on revenues, margins and other aspects of the Company's business, including the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees in a competitive environment; market conditions, third party actions or approvals and the impact of competition that could delay or increase the cost of implementation of the Company's consolidation programs or alter the Company's actions and reduce actual results; the risk that anticipated benefits of acquisitions may not occur or be delayed or reduced in their realization; and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

This presentation includes a non-GAAP financial measure as defined under rules of the Securities and Exchange Commission (“SEC”), specifically EBITDA. As required by SEC rules, we have provided reconciliation on the attached schedule of this measure to the most directly comparable GAAP measure. EBITDA (earnings before interest, taxes, depreciation and amortization) represents net earnings excluding, interest expense, income taxes, depreciation and amortization. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions. However, this measure should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in the Company's financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. This presentation also discusses the Company’s International segment net revenues excluding the impact of exchange rates and 2005 segment operating profit (loss) adjusted for the impact of stock-based compensation as disclosed under SFAS 123.  Management believes that the presentation of International segment net revenues excluding the impact of exchange rates is helpful to an investor’s understanding of the segment’s underlying business performance absent currency fluctuations which are beyond the Company’s control. Management believes that presentation of adjusted 2005 segment operating profit (loss) is appropriate in order to provide a comparison to 2006 segment operating results on a consistent basis.

"

# # #

(Tables Attached)

HASBRO, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

(Thousands of Dollars)	April 2, 2006	March 27, 2005
ASSETS	-----------------	---------------------
Cash and Cash Equivalents	$ 581,295	$ 876,891
Short-term Investments	147,675	-
Accounts Receivable, Net	221,860	199,594
Inventories	213,183	232,660
Other Current Assets	215,830	233,135
	----------------	---------------
Total Current Assets	1,379,843	1,542,280
Property, Plant and Equipment, Net	162,479	201,692
Other Assets	1,354,457	1,283,771
	----------------	---------------
Total Assets	$2,896,779	$3,027,743
	=========	=========

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$ 10,289	$ 16,159
Current Portion of Long-term Debt	-	356,619
Payables and Accrued Liabilities	629,175	618,308
	----------------	---------------
Total Current Liabilities	639,464	991,086
Long-term Debt	494,871	266,242
Deferred Liabilities	139,794	151,229
	----------------	---------------
Total Liabilities	1,274,129	1,408,557
Total Shareholders' Equity	1,622,650	1,619,186
	----------------	---------------
Total Liabilities and Shareholders' Equity	$2,896,779	$3,027,743
	=========	=========

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended
	--------------------------------------------------
	Fourteen Weeks Ended	Thirteen Weeks Ended
(Thousands of Dollars and Shares Except Per Share Data)	April 2, 2006	March 27, 2005
	-----------------	---------------------
Net Revenues	$ 468,181	$ 454,944
Cost of Sales	186,092	165,975
	--------------	---------------
Gross Profit	282,089	288,969
Amortization	18,252	24,755
Royalties	25,990	40,872
Research and Product Development	38,164	31,041
Advertising	54,854	54,190
Selling, Distribution and Administration	146,955	136,571
	--------------	---------------
Operating Profit (Loss)	(2,126)	1,540
Interest Expense	7,126	7,731
Other (Income) Expense, Net	(3,799)	(2,966)
	--------------	---------------
Loss Before Income Taxes	(5,453)	(3,225)
Income Taxes	(554)	488
	--------------	--------------
Net Loss	$ (4,899)	$ (3,713)
	========	========

Per Common Share
Net Loss
Basic and Diluted	($0.03)	($0.02)
	========	========
Cash Dividends Declared	$0.12	$0.09
	========	========

Weighted Average Number of Shares
Basic and Diluted	177,029	177,763
	========	========

HASBRO, INC.
Supplemental Financial Data
Major Segment Results and EBITDA
(Thousands of Dollars)

	Quarter Ended
	-------------------------------------------------
	14 Weeks Ended	13 Weeks Ended
	April 2, 2006	March 27, 2005 (1)	% Change
	--------------------	--------------------	-----------
Major Segment Results
(2005 Operating Profit (Loss) Adjusted (1))
North American Segment
External Net Revenues	$ 310,304	$ 288,676	7%
Operating Profit	4,770	4,637	3%

International Segment
External Net Revenues	145,491	153,088	-5%
Operating Loss	(8,323)	(7,873)	-6%

Reconciliation of EBITDA

Net Loss	$ (4,899)	$ (3,713)
Interest Expense	7,126	7,731
Income Taxes	(554)	488
Depreciation	13,595	13,361
Amortization	18,252	24,755
	------------	------------
EBITDA	$33,520	$ 42,622
	=======	=======

 (1) 2005 segment operating profit (loss) have been adjusted to include the amount of stock compensation as disclosed under SFAS 123.  Because 2006 operating profit (loss) includes stock-based compensation expense, management believes that presentation of adjusted 2005 segment operating profit (loss) is appropriate in order to provide a comparison to 2006 segment operating results. See the attached Supplemental Financial Data schedule for a reconciliation of reported segment operating profit (loss) to the segment operating profit (loss) adjusted for stock-based compensation as disclosed under SFAS 123.

HASBRO, INC.
Supplemental Financial Data
(Thousands of Dollars, Except Per Share Data)
2005 Net Earnings (Loss) Including the Effect of Stock-Based
Compensation Expense under SFAS 123
	Q1	Q2	Q3	Q4	Full Year
	2005	2005	2005	2005	2005
	-----------	-----------	-----------	----------	-----------
Net Earnings (Loss), as Reported (1)	$ (3,713)	$ 29,454	$ 92,063	$ 94,271	$ 212,075

Stock-based Compensation Expense	(5,574)	(5,242)	(6,162)	(6,066)	(23,044)
Tax benefit	2,118	1,762	2,061	2,025	7,966
	-------------	-------------	-------------	-------------	----------------
Stock-based Compensation Expense, Net of Tax	(3,456)	(3,480)	(4,101)	(4,041)	(15,078)
	-------------	-------------	-------------	-------------	----------------
Net Earnings (Loss), Including the Effect of Stock-based
Compensation Expense (2)	$ (7,169)	$ 25,974	$ 87,962	$ 90,230	$ 196,997
	=======	=======	=======	=======	=========

Diluted Net Earnings (Loss) Per Share, as Reported (1)	$ (0.02)	$ 0.13	$ 0.47	$ 0.48	$ 1.09
Stock-based Compensation, Net of Tax, Per Share (2)	(0.02)	(0.02)	(0.02)	(0.02)	(0.08)
	-------------	-------------	-------------	-------------	----------------
Diluted Net Earnings (Loss) Per Share, Including the
Effect of Stock-based Compensation (2)	$ (0.04)	$ 0.11	$ 0.45	$ 0.46	$ 1.01
	=======	=======	=======	=======	=========
2005 Major Segment Results
	Q1	Q2	Q3	Q4	Full Year
	2005	2005	2005	2005	2005
	-----------	-----------	-----------	----------	-----------
North American Segment
External Net Revenues (3)	$ 288,676	$ 387,959	$ 712,321	$ 649,600	$ 2,038,556
	=======	=======	=======	=======	=========

Operating Profit (3)	$ 8,366	$ 28,880	$ 89,445	$ 54,402	$ 181,093
Stock-based Compensation	(3,729)	(3,506)	(4,122)	(4,060)	(15,417)
	-------------	-------------	-------------	-------------	----------------
Adjusted Operating Profit (4)	$ 4,637	$ 25,374	$ 85,323	$ 50,342	$ 165,676
	=======	=======	=======	=======	=========

International Segment
External Net Revenues (3)	$ 153,088	$ 172,534	$ 264,627	$ 398,342	$ 988,591
	=======	=======	=======	=======	=========

Operating Profit (Loss) (3)	$ (6,831)	$ 2,220	$ 34,019	$ 81,336	$ 110,744
Stock-based Compensation	(1,042)	(981)	(1,151)	(1,135)	(4,309)
	------------	------------	------------	-------------	---------------
Adjusted Operating Profit (Loss) (4)	$ (7,873)	$ 1,239	$ 32,868	$ 80,201	$ 106,435
	=======	=======	=======	=======	=========

(1) Net earnings (loss) and diluted net earnings (loss) per share prior to fiscal 2006 did not include stock-based compensation expense under SFAS 123R.

(2) Stock-based compensation expense and stock-based compensation expense per share prior to fiscal 2006 is calculated based on the amounts as previously disclosed in Hasbro's 2005 quarterly and annual financial statement footnotes.

(3) Effective the beginning of fiscal 2006, Hasbro has restructured its business and as a result its operating segments.  External net revenues and operating profit reflects the 2005 results, as reported, reclassified into our new operating segment presentation.

(4) 2005 segment operating profit (loss) has been adjusted to reflect 2005 stock-based compensation as disclosed under SFAS 123.